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                                                                      EXHIBIT 21

     SUBSIDIARIES OF CENTURY COMMUNICATIONS CORP., A NEW JERSEY CORPORATION

NAME                                                              STATE OF
                                                                  ORGAN.

Badger Holding Corp.                                              Delaware
CCC-I, Inc.                                                       Delaware
CCC-II, Inc.                                                      Delaware
CCC-III, Inc.                                                     Delaware
CDA Cable, Inc.                                                   Idaho
Century Advertising, Inc.                                         Delaware
Century Advertising Sales Corp.                                   Delaware
Century Alabama Corp.                                             Delaware
Century Alabama Holding Corp.                                     Delaware
Century Australia Communications Corp.                            Nevada
Century Australia Telecommunications Corp.                        Delaware
Century Bay Area Cable Corp.                                      Delaware
Century Berkshire Cable Corp.                                     Delaware
Century Cable of Northern California                              CA
Century Cable of Southern California                              CA
Century Cable Holding Corp.                                       New York
Century Cable Management Corp.                                    Conn.
Century Carolina Corp.                                            Delaware
Century Cellular Holding Corp.                                    New York
Century Colorado Springs Corp.                                    Delaware
Century Communications Corp.                                      Texas
Century Cullman Corp.                                             Delaware
Century Enterprise Cable Corp.                                    Delaware
Century Federal, Inc.                                             CA
Century Granite Cable Television Corp.                            Delaware
Century Huntington Company                                        Delaware
Century Indiana Corp.                                             Wyoming
Century International Holding Corp.                               Nevada
Century Investment Holding Corp.                                  Delaware
Century International Investment Corp.                            Nevada
Century Investors, Inc.                                           Delaware
Century Island Associates, Inc.                                   Delaware
Century Island Cable Television Corp.                             Delaware
Century Kansas Cable Television Corp.                             Delaware
Century Kootenai Cable Television Corp.                           Delaware
Century Lykens Cable Corp.                                        Delaware
Century Mendocino Cable Television Inc.                           Delaware
Century Microwave Corp.                                           Delaware
Century Mississippi Corp.                                         Delaware
Century-ML Cable Corporation                                      Delaware
Century Mountain Corp.                                            Delaware
Century New Mexico Cable Television Corp.                         Delaware
Century Norwich Corp.                                             Conn.
Century OCN Programming, Inc.                                     Delaware


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NAME                                                              STATE OF
                                                                  ORGAN.

Century Ohio Cable Television Corp.                               Delaware
Century Oregon Cable Corp.                                        Delaware
Century Pacific Cable TV Inc.                                     Delaware
Century Programming, Inc.                                         Delaware
Century Programming Ventures Corp.                                Nevada
Century Programming Ventures Holding Corp.                        Nevada
Century Pullman Cable Television Corp.                            Washington
Century Radio Corp.                                               Delaware
Century Realty Corp.                                              Delaware
Century Shasta Cable Television Corp.                             Delaware
Century Shenango Cable Television, Inc.                           Delaware
Century Southwest Cable Television, Inc.                          Delaware
Century Southwest Colorado Cable Television Corp.                 Delaware
Century Telecommunications, Inc.                                  CA
Century Telecommunications Venture Corp.                          Delaware
Century Trinidad Cable Television Corp.                           Delaware
Century Valley Cable Corp.                                        Delaware
Century Venture Corporation                                       Delaware
Century Virginia Corp.                                            Delaware
Century Voice and Data Communications, Inc.                       Nevada
Century Warrick Cable Corp.                                       Delaware
Century Washington Cable Television Inc.                          Delaware
Century Western Cable Corp.                                       Nevada
Century Wyoming Cable Television Corp.                            Delaware
COG Creations Holding Corp.                                       Nevada
COG Creations Corp.                                               Nevada
Cowlitz Cablevision Inc.                                          Washington
CT Investment Corp.                                               Delaware
E.& E. Cable Service, Inc.                                        W. Virginia
Enchanted Cable Corporation                                       New Mexico
FAE Cable Management Corp.                                        Delaware
Grafton Cable Company                                             W. Virginia
Huntington CATV, Inc.                                             Indiana
Imperial Valley Cablevision, Inc.                                 Texas
Kootenai Cable, Inc.                                              Delaware
Mickelson Media of Florida, Inc.                                  FL
Mickelson Media, Inc.                                             Minnesota
Owensboro on the Air, Inc.                                        Kentucky
Paragon Cable Television, Inc.                                    Wisconsin
Paragon Cablevision Construction Corp.                            Wisconsin
Paragon Cablevision Management Corp.                              Wisconsin
Pullman TV Cable Co., Inc.                                        Washington
Rentavision of Brunswick Inc.                                     Georgia
S/T Cable Corp.                                                   Delaware
Sentinel Communications of Muncie, Indiana, Inc.                  Indiana
Southwest Colorado Cable, Inc.                                    Delaware
Star Cablevision, Inc.                                            Georgia
Star Cable Inc.                                                   W. Virginia


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NAME                                                              STATE OF
                                                                  ORGAN.

Valley Video Inc.                                                 New York
Warrick Cablevision Inc.                                          Indiana
Westover T.V. Cable Co., Incorporated                             W. Virginia
Wilderness Cable Company                                          W. Virginia
Yuma Cablevision, Inc.                                            Texas
Alexandria Cellular Corp.                                         Delaware
Alexandria Cellular License Corp.                                 Delaware
Bauce Communications, Inc.                                        Oregon
Bauce Communications of Beaumont, Inc.                            Oregon
Centennial Asia Pacific Cellular Holding Corp.                    Nevada
Centennial Ashe Cellular Corp.                                    Delaware
Centennial Beauregard Cellular LLC                                Delaware
Centennial Beauregard Holding Corp.                               Delaware
Centennial Benton Harbor Cellular Corp.                           Delaware
Centennial Benton Harbor Holding Corp.                            Delaware
Centennial Caldwell Cellular Corp.                                Delaware
Centennial Cellular Corp.                                         Delaware
Centennial Cellular Telephone Company of Coconino                 Delaware
Centennial Cellular Telephone Company of Del Norte                Delaware
Centennial Cellular Telephone Company of Lawrence                 Delaware
Centennial Cellular Telephone Company of Modoc                    Delaware
Centennial Cellular Telephone Company of
  Sacramento Valley                                               Delaware
Centennial Cellular Telephone Company of
  San Francisco                                                   Delaware
Centennial Cellular Wireless Holding Corp.                        New Jersey
Centennial Claiborne Cellular Corp.                               Delaware
Centennial Clinton Cellular Corp.                                 Delaware
Centennial DeSoto Cellular Corp.                                  Delaware
Centennial Hammond Cellular LLC                                   Delaware
Centennial Iberia Holding Corp.                                   Delaware
Centennial Jackson Cellular Corp.                                 Delaware
Centennial Lafayette Cellular Corp.                               Louisiana
Centennial Lake Charles Cellular Corp.                            Delaware
Centennial Louisiana Holding Corp.                                Delaware
Centennial Michigan RSA 6 Cellular Corp.                          Delaware
Centennial Michigan RSA 7 Cellular Corp.                          Delaware
Centennial Microwave Corp.                                        Delaware
Centennial Morehouse Cellular LLC                                 Delaware
Centennial Puerto Rico Realty Corporation                         Puerto Rico
Centennial Puerto Rico Wireless Corporation                       Delaware
Centennial Randolph Cellular Corp.                                Delaware
Centennial Randolph Holding Corp.                                 Delaware
Centennial Mega Comm Holding Corp.                                Delaware
Centennial Wireless PCS License Corp.                             Delaware
Centennial Wireless PCS Operations Corp.                          Delaware
Century Beaumont Cellular Corp.                                   Delaware
Century Cellular Realty Corp.                                     Delaware
Century Charlottesville Cellular Corp.                            Virginia
Century Charlottesville Cellular Corp.                            Delaware


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NAME                                                              STATE OF
                                                                  ORGAN.

Century El Centro Cellular Corp.                                  California
Century Elkhart Cellular Corp.                                    Delaware
Century Indiana Cellular Corp.
Century Lynchburg Cellular Corp.                                  Delaware
Century Lynchburg Cellular Corp.                                  Virginia
Century Michiana Cellular Corp.                                   Delaware
Century Michigan Cellular Corp.                                   Delaware
Century Montgomery Cellular Corp.                                 Delaware
Century Roanoke Cellular Corp.                                    Virginia
Century Roanoke Cellular Corp.                                    Delaware
Century Rural Cellular Corp.                                      Delaware
Century South Bend Cellular Corp.                                 Delaware
Century Yuma Paging Corp.                                         Delaware
Century Yuma Cellular Corp.                                       Delaware
El Centro Cellular Corporation                                    Delaware
Elkhart Metronet, Inc.                                            Indiana
Hendrix Electronics, Inc.                                         California
Hendrix Radio Communications, Inc.                                California
Iberia Cellular Telephone Company LLC                             Delaware
Lafayette Communications, Inc.                                    Delaware
Lambda Communications, Incorporated (Incorporado)                 Puerto Rico
Lambda Operations Corp.                                           Delaware
Lambda PCS Corp.                                                  Nevada
Lambda Realty Corp.                                               Delaware
Mega Comm, Inc.                                                   Delaware
Michiana Metronet, Inc.                                           Indiana
South Bend Metronet, Inc.                                         Indiana
Century Colorado Springs Partnership                              Delaware
Century-ML Cable Venture                                          New York
Citizens Century Cable Television Venture                         Delaware
Centennial Tri-State Operating Partnership                        Delaware
Centennial Randolph Cellular LLC                                  Delaware
Mega Comm LLC                                                     Delaware


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